Exhibit 99.1
PCTEL Anticipates Fourth Quarter Revenue of $14.8 Million
Earnings Release Scheduled For March 4, 2010
Bloomingdale, IL — January 11, 2010 — PCTEL, Inc. (NASDAQ: PCTI), a leader in propagation and optimization solutions for the wireless industry, announced today that it anticipates total revenue of approximately $14.8 million and gross profit margin in a range of 46 percent to 48 percent for the fourth quarter ended December 31, 2009. The company’s total cash and investments at December 31, 2009 were approximately $75.5 million, a decrease of $2.9 million from the quarter ended September 30, 2009. During the fourth quarter the company paid out cash of $4.3 million for the Ascom scanning receiver acquisition, $800,000 related to the distribution rights and patented technology in the IP litigation settlement with Wider Networks, and approximately $700,000 for the repurchase of common shares pursuant to its stock buyback program. The company generated approximately $2.9 million in cash and investments from all other sources during the quarter.
The company has scheduled its fourth quarter earnings release conference call for Thursday March 4, 2010 after the market closes. The reporting date accommodates the accounting valuation work related to the acquisition of the Ascom scanning receiver business and the GSMA telecom conference in Barcelona. Details for the conference call will be provided at a later date.
“The sequential revenue growth from the second to the fourth quarter suggests that some public safety projects that were dormant are now moving forward, that cellular operators are beginning to deploy new technologies, and that distributors are willing to take a slightly greater inventory risk,” said Marty Singer, PCTEL’s Chairman and CEO. “Our gross margins are holding up in a challenging environment and we are seeing some encouraging growth in specific vertical markets. We will provide greater detail on these trends as well as on our operating results when we release earnings,” added Singer.
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and wireless network optimization solutions. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s SeeGull scanning receivers are deployed in industry leading wireless test and measurement equipment and viewed as an essential wireless data collection tool for cellular network optimization, drive tests, and spectrum clearing. PCTEL develops and supports scanning receivers for LTE, EVDO, CDMA, WCDMA, UMTS, TDS-CDMA and WiMAX networks.
PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, aviation, defense and government applications; SCADA, Health Care, Energy, Smart Grid and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and precision GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, yagi antennas, military antennas, precision aviation antennas and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web site www.pctel.com, www.antenna.com, www.antenna.pctel.com, or www.rfsolutions.pctel.com.
PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s momentum and opportunities for growth in specific vertical markets in the future is a forward-looking statement within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
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For further information contact:
Jack Seller Public Relations PCTEL, Inc. (630) 339-2116 jack.seller@pctel.com	Mary McGowan Investor Relations Summit IR Group (408) 404-5401 mary@summitirgroup.com